SECURITIES AND EXCHANGE COMMISSION

			Washington, D. C. 20549


				FORM 8-K

			CURRENT REPORT

	  	Pursuant to Section 13 or 15(d) of the
 		Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)    March 5, 2004

		AMSTAR FINANCIAL SERVICES, INC.
	(Exact name of registrant as specified in its charter)

      Florida                    0-25803              65-0181535
(State or other jurisdiction     (Commission         (IRS Employer
of incorporation)                  File No.)     Identification No.)

		10800 Biscayne Blvd., Suite 500, Miami, FL 33161

Registrant's telephone number, including area code     (305) 751-3232

Item 5.  Other events


On March 5, 2004 the registrant filed a press release with an announcement that as a result of the previously-announced discontinuation of its mortgage lending operations, the Company has entered into an Assignment for the Benefit of Creditors (the "Assignment").

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits

Exhibit 99.	Press Release dated March 5, 2004 announcing
discontinuation of its mortgage lending operations and the Company has entered into an Assignment for the Benefit of Creditors (the "Assignment").



Amstar Financial Services, Inc. (OTCBB:AMAF) announced that, as a result of the previously-announced discontinuation of its mortgage lending operations (see prior PR and 8K releases) the Company has entered into an Assignment for the Benefit of Creditors (the "Assignment"). The Assignee is charged with the orderly liquidation of the Company's assets and distribution of any proceeds to its creditors. The Assignee is Moecker & Associates, Inc. of Miami, Florida. All inquiries related to this action should be addressed to Mr. Michael Phelan at 954-252-1560. Mr. Phelan can be faxed at 954-252-2791.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS:     The Private Securities
Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements. This news release contains forward-looking statements that reflect the Company's entering into an Assignment for the Benefit of Creditors. This statement speaks only as of the date made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances arising after the date on which they are made.



Contact Information:

Michael Phelan

Michael.phelan@moecker.com <mailto:Michael.phelan@moecker.com>






	SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               AMSTAR FINANCIAL SERVICES, INC., INC.


By:                            s/Nelson A. Locke
March 5, 2004                    Nelson A. Locke
                                 Chairman